Exhibit 23.5

March 7, 2018

Mr. Danny Llorente
Chief Lending Officer
2937 SW 27 Avenue, #207
Miami, FL 33133

RE:          Letter of Consent
Appraisal Review of 29180 Glenwood Road
Perrysburg (Perrysburg Township), OH 43551

Dear Mr. Llorente:

We hereby consent  to  the  quotation  and  summarization  of  our  appraisal  review  of  property  in registration Statement on Form S-1 (No. 333-223135) of “Korth Direct Mortgage, LLC.”

Sincerely,

/s/ William R. Hemingway

BBG, LLC
William R. Hemingway, MAI
Director
Cert. Gen. RZ 2351
1600 Ponce De Leon Boulevard, #908
Coral Gables, FL 33134
C 786-376-3451
F 786-522-3451
E whemingway@bbgres.com
bbgres.com

M I A M I
P  + 305.298.9388

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